Exhibit 99.1
Compensation of Non-Employee Directors

Cash Compensation:
Annual Retainer (1)	$60,000
Board Meeting Fee	$3,000
Committee Meeting Fee	$2,000
Audit Committee Chairperson Meeting Fee	$4,000
Other Committee Chairperson Meeting Fee	$3,000

Equity Compensation:
Annual Automatic Non-discretionary Grant of Stock Options	500 shares multiplied by the number of years of service or fraction thereof

(1)	All retainer and meeting fees are payable quarterly. The annual retainer was reduced by 20% effective April 1, 2009 and will be fully reinstated October 1, 2009.